FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2001

REGISTRATION NO. 333-66994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------------

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(AMENDMENT NO. 2)

__________________________________________________________________

NATIONAL HEADHUNTERS, INC.

__________________________________________________________________

(Name of Small Business Issuer in Its Charter)

NEVADA	7361	43-1932733
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8614 Quivira	8614 Quivira
Lenexa, Kansas 66215	Lenexa, Kansas 66215
(913) 438-6622

__________________________________________________________________

(Address and Telephone	(Address of Principal Place
Number of Principal or	of Business Intended Principal
Executive Offices)	Place of Business)

CARY DANIEL

PRESIDENT

NATIONAL HEADHUNTERS, INC.

8614 QUIVIRA

LENEXA, KANSAS  66215

(913) 438-6622

__________________________________________________________________

(Name, Address and Telephone Number of Agent for Service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL

COMMUNICATIONS TO:

TROY D. RENKEMEYER, ESQ.

RENKEMEYER, CAMPBELL, GOSE & WEAVER, LLP

7500 COLLEGE BOULEVARD

SUITE 900

OVERLAND PARK, KANSAS 66210

__________________________________________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this

registration statement.

__________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

__________________________________________________________________

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF EACH	DOLLAR	MAXIMUM	MAXIMUM
CLASS OF	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
SECURITIES TO	TO BE	PRICE	OFFERING	REGISTRATION
BE REGISTERED	REGISTERED	PER SHARE	PRICE	FEE
Common Stock, Par value $0.001/share	$240,000	$2.00	$240,000	$60.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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NATIONAL HEADHUNTERS, INC.

CROSS REFERENCE SHEET

BETWEEN ITEMS IN PART I OF FORM SB-2 AND THE PROSPECTUS

ITEM NO.	LOCATION IN PROSPECTUS

1. Front of Registration Statement and Outside Front Cover of Prospectus	Facing Page; Cross Reference Sheet; Outside Cover Page
2. Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3. Summary Information and Risk Factors	Facing Page; Prospectus Summary; Risk Factors
4. Use of Proceeds	Prospectus Summary; Use of Proceeds
5. Determination of Offering Price	Risk Factors; Terms of the Offering
6. Dilution	Risk Factors; Dilution
7. Selling Security Holders	*
8. Plan of Distribution	Terms of the Offering
9. Legal Proceedings	Business
10. Directors, Executive Officers, Promoters and Control Persons	Management
11. Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
12. Description of Securities	Description of Capital Stock; Dividend Policy
13. Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Description of Capital Stock
15. Organization within Last Five Years	Business
16. Description of Business	Business
17. Management’s Discussion and Analysis or Plan of Operation	Management’s Discussion and Analysis
18. Description of Property	Business
19. Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20. Market for Common Equity and Related Shareholder Matters	Risk Factors; Shares Eligible for Future Sale
21. Executive Compensation	Management
22. Financial Statements	Financial Statements
23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	*

*  Omitted because answer is negative or item is not applicable.

120,000 SHARES

NATIONAL HEADHUNTERS, INC.

COMMON STOCK

(PAR VALUE $0.001 PER SHARE)

National Headhunters, Inc. (the "Company" or "NHI") is offering (the "Offering") hereby 120,000 shares of its common stock (the "Common Stock"). Prior to the Offering, there has been no public market for the Common Stock. For factors to be considered in determining the initial public offering price see “RISK FACTORS” and "TERMS OF THE OFFERING." The Offering is being made directly by the Company.

Upon completion of the Offering, the present directors, executive officers and principal shareholders of the Company will beneficially own approximately 45% of the outstanding Common Stock. See "RISK FACTORS."

THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 4 HEREOF.

---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES

COMMISSION NOR HAS THESECURITIES AND EXCHANGE COMMISSION

OR ANY STATE SECURITIES COMMISSION PASSED UPON THE

ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY

REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.

	INITIAL PUBLIC OFFERING PRICE	UNDERWRITING DISCOUNT(1)	PROCEEDS TO COMPANY(2)
Per Share	$2.00	$0.00	$2.00
Total	$240,000.00	$0.00	$240,000.00

(1) The Common Stock is being offered directly by the Company. This offering is not underwritten. No sales commission will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. The Offering will terminate one year after the effective date of this Prospectus. In the Company's sole discretion, the Offering may be extended from time to time, but in no event later than one (1) year from the date of this Prospectus. There is no minimum offering amount and no escrow account.  Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING--Plan of Distribution.

(2) Before deducting estimated expenses of $10,000 payable by the Company.

------------------------

THE DATE OF THIS PROSPECTUS IS NOVEMBER 9, 2001.

AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2/A under the Securities Act of 1933 with respect to the Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The reports and other information filed by the Company may be inspected and copied at prescribed rates at the public reference facilities of the Commission in Washington, D.C. and can be reached through the SEC at (202) 942-8090. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, and at the Commission's Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. However, the Company believes that all material provisions relevant to potential investors have been discussed in the Prospectus.  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (including the Company). The address of this Web site is http://www.sec.gov.

The Company intends to furnish to its shareholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, the Company may furnish to shareholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year-end is December 31.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY INCLUDE BLAIR CONSULTING GROUP, LLC ("BLAIR"), WHICH IS A MAJORITY-OWNED SUBSIDIARY OF THE COMPANY.

THE COMPANY

The Company was incorporated in the State of Nevada and commenced operations on February 1, 2001.  The Company was formed for the purpose of acquiring substantially all of the assets and the assumption of certain liabilities of Blair Consulting Group, Inc. (the "Acquisition"). The Acquisition was consummated on February 1, 2001 through the Company's 80% owned subsidiary, Blair Consulting Group, LLC. Prior to this acquisition, neither the Company nor its subsidiary were engaged in any business activities.

Blair Consulting Group, Inc. ("Blair") was founded in 1996 in Kansas City, Missouri and specializes in the permanent placement of personnel.  Blair provides placement services in the fields of accounting and finance, information technology, administrative, office and general management areas. Blair is located and operates primarily in the greater metropolitan Kansas City, Missouri area.  However, it can and does provide placement services throughout the continental United States.  Blair is compensated for its permanent placement services by the employer generally based on a success fee ranging from 25% to 30% of the employee's first year compensation.  The Blair recruiter who is successful in the placement typically receives a commission of 40% to 60% of the fee generated.

NHI's business strategy is to acquire other businesses in the permanent placement industry similar to Blair, in order to attain synergies through increasing the number of Company recruiters and the Company’s geographical coverage while consolidating administrative and back-office support services in order to attain overall cost savings.  The Blair acquisition was the first acquisition by the Company and the Company believes it can identify, negotiate and close other similar acquisitions in the future, although there can be no assurance that NHI will be successful in this strategy.  Currently, the Company has not entered into any letters of intent, negotiations or informal agreements to acquire any other businesses.

The Company's principal executive offices are located at 8614 Quivira Road, Lenexa, Kansas 66215. Its telephone number is (913) 438-6622.

THE OFFERING

Common Stock Offered
in the Offering	120,000 shares

Common Stock Outstanding
After the Offering	220,000 shares

Use of Proceeds	After deducting expenses associated with
this Offering, the net proceeds of the
Offering will be approximately $230,000.
Of such proceeds, the Company estimates
that approximately $200,000 will be used
to repay certain loans made to the
Company by some of its management and
relatives of management and principal
shareholders. See USE OF PROCEEDS" and
"CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS." The remaining proceeds
will be used for General corporate
purposes.

RISK FACTORS

IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, THE

FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE

COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED

BY THIS PROSPECTUS.

THE COMPANY MAY NEVER BE ABLE TO ESTABLISH PROFITABLE OPERATIONS, WHICH ISTYPICAL OF A NEWLY FORMED VENTURE WITH AN ABSENCE OF OPERATING HISTORY THAT MAY CAUSE OUR BUSINESS TO FAIL.

The Company is newly formed and has limited financial resources with which to establish profitable operations and implement its business plan. The Company may never be successful in establishing profitable operations, which  frequently occurs with new business ventures. Therefore an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk. See “DESCRIPTION OF BUSINESS” and “MANAGEMENT”S DISCUSSION AND ANALYSIS”.

OUR COMPANY MAY FAIL IF WE DO NOT RAISE ADEQUATE FUNDS FROM THIS OFFERING PRIOR TO JANUARY 1, 2002 WHEN OUR CURRENT INDEBTEDNESS BECOMES DUE.

The Company may not be able to pay its current indebtedness as they become due if the offering is not completed in a timely manner or is only partially completed, which may result in failure of our business or a change in our business strategy. Therefore an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk.  The proceeds of this offering are intended to pay funds borrowed, in the aggregate principal amount of $200,000, from some of its management and principal shareholders (or affiliates thereof), payable on January 1, 2002.  See “USE OF PROCEEDS” and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

THE COMPANY MAY FAIL IF IT IS UNABLE TO SELL THE OFFERRED SHARES OR ONLY SELLS LESS THAN ALL OF THE OFFERED SHARES OF COMMON STOCK.

The Company may fail to sell the total shares (120,000) offered which may result in the failure of our business or at least delay and/or reduce our future acquisition strategy. An investment in the Company is therefore immediately at risk and an investor may sustain a loss of his or her entire investment. The offering is not underwritten and the shares offered will only be sold by Company officers on a direct basis to potential investors.  In addition, there is no minimum number of shares that must be sold and the proceeds will be deposited directly into the Company’s general operating account rather than an escrow account. These factors will make it more difficult for the Company to complete the Offering and raise the anticipated capital.  If we are unable to raise the anticipated level of capital through the Offering, we may have to seek other sources of financing. Because all of the shares of Common Stock offered hereby may not be sold, there is the risk that the Company may be compelled to seek alternative sources of financing, including funding from commercial lenders, related parties or other sources to fund the Company’s operations and acquisition strategy. Such alternative sources of financing may not be available under commercially reasonable terms. See "TERMS OF THE OFFERING."

INVESTORS MAY NOT BE PAYING “FAIR VALUE” FOR THEIR SHARES AS THE OFFERING IS NOT UNDERWRITTEN AND THEREFORE IS NOT SUBJECT TO INDEPENDENT VERIFICATION OR VALUATION.

The Company has not engaged an underwriter with respect to this offering.  Therefore, the offering price per share has not been subject to independent valuation and verification and there will be no one to make a market for the stock.  As a result, the offering price may not represent a fair value for the underlying securities and investors may not be able to sell their stock in a timely manner and/or they may sustain a loss when they sell their stock.  See “PLAN OF DISTRIBUTION”, “DETERMINATION OF OFFERING PRICE” and “SHARES ELIGIBLE FOR FUTURE SALE”.

CONFLICTS OF INTERESTS EXIST RELATED TO OUR BOARD MEMBERS AND OFFICERS, WHICH MAY RESULT IN LOST BUSINESS OPPORTUNITIES OR UNFAVORABLE BUSINESS DECISIONS FOR OUR COMPANY.

The Company’s Board members and officers have potential conflicts of interest with E-Myth, LLC. Mr. Daniel and Mr. Windmiller are members of our Company’s Board of Directors and are also the Company’s Chief Executive Officer and Chief Financial Officer, respectively.  Mr. Daniel and Windmiller co-founded and control E-Myth, LLC, a temporary labor services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource".  Both Mr. Daniel and Windmiller plan to continue to own E-Myth, LLC and serve as its principal executive officers. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”. The related conflicts of interest include the following:

COMPETITION FOR CUSTOMERS--E-Myth, LLC provides “temporary” labor services to customers who may also use or could use the “permanent” placement services of our Company. This may cause potential business opportunities to be provided to E-Myth, LLC to the detriment of NHI.

COLLECTION OF NOTE RECEIVABLE FROM E-MYTH, LLC--The future liquidity of our Company is dependent on the repayment of a $200,000 unsecured loan with E-Myth, LLC. The timely and full repayment of this loan is critical to the Company’s future liquidity needs.  Delays in repayment of this note receivable would improve E-Myth, LLC’s liquidity to the detriment of our Company.

TERMS OF SIGNIFICANT TRANSACTIONS/BUSINESS ACQUISITIONS--Our Board of Directors and Officers may negotiate transactions/business acquisitions with favorable terms for E-Myth, LLC to the detriment of our Company. The transaction that NHI entered into when it acquired Blair Consulting Group, Inc. on February 1, 2001 represents an example of how this conflict of interest risk may affect the Company and the business decisions management may make.  In that transaction, E-Myth, LLC received a 20% minority interest in our subsidiary, Blair Consulting Group, LLC, in exchange for E-Myth, LLC negotiating and closing the acquisition.  These terms may have been negotiated differently, if the conflicts of interest had not existed. The terms of future acquisitions and/or major transactions may contain provisions that favor E-Myth, LLC to the detriment of our Company.

See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”.  Potential investors should carefully consider the risks related to potential conflicts of interest prior to making an investment decision.

THE COMPANY MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN ITS PRIMARY MARKETS, WHICH WOULD CAUSE OUR COMPANY TO FAIL.

The Company is subject to extreme competition from both larger firms with access to greater resources and smaller “boutique” firms that specialize in the Company’s primary markets. Therefore, the Company may not have adequate resources to effectively compete in its primary markets.  As a result, an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk.  See "BUSINESS--COMPETITION."

OUR BUSINESS COULD FAIL IF THE COMPANY IS NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED RECRUITERS.

The success or failure of NHI's strategy of expanding revenues and profitability through acquisitions depends largely upon its ability to attract and retain recruiters who possess the skills and experience necessary to fulfill its clients' personnel needs. Competition for qualified recruiters is intense. NHI generally does not require its consultants to sign noncompetition agreements, and many other permanent placement firms have experienced high recruiter turnover rates. See “BUSINESS”.

THE LOSS OF COMPANY RECRUITERS WOULD CAUSE THE LOSS OF CUSTOMERS AND MAY CAUSE OUR COMPANY TO FAIL.

NHI's success or failure will depend upon its ability to retain the effective recruiters it currently employs.  Effective recruiters typically develop and maintain strong, long-term relationships with their clients. When a recruiter leaves one permanent placement firm and joins another, clients that have established relationships with the departing recruiter may move their business to the recruiter’s new employer. The loss of one or more clients is more likely to occur if the departing recruiter enjoys widespread name recognition or has developed a reputation as a specialist in executing placements in a specific industry or management function.  See “BUSINESS” and “MANAGEMENT”.

THE LOSS OF ONE OR MORE KEY PERSONNEL COULD CAUSE OUR BUSINESS TO FAIL.

The loss of one or more key personnel would have a substantial and immediate negative impact on our Company and its potential success.  The Company is highly dependent on the abilities and continued service of its management; Michael Blair, Cary Daniel and James Windmiller. There are no employment agreements with any of these key personnel. The Company does not have in place "key man" life insurance policies covering the lives of any of these individuals. See "MANAGEMENT."

CERTAIN OF OUR KEY PERSONNEL WILL NOT DEVOTE THEIR FULL TIME TO OUR COMPANY, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Mr. Daniel and Mr. Windmiller may not be able or willing to devote a sufficient amount of time to Company business operations, which could adversely affect our business strategy and the overall growth of our business. Mr. Daniel and Windmiller have other business interests, including E-Myth, LLC, to which they devote a portion of their time and efforts.  Currently, Mr. Daniel spends approximately 50% of his time and Mr. Windmiller spends approximately 25% of his time on NHI matters. See “MANAGEMENT”.

THE COMPANY MAY NOT BE ABLE TO FULLY IMPLEMENT ITS ACQUISITION STRATEGY, WHICH MAY CAUSE OUR COMPANY TO FAIL.

The Company may not be successful in implementing its acquisition strategy and therefore an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk.  NHI's ability to grow and remain competitive will primarily depend on its ability to consummate strategic acquisitions of other permanent placement firms and successfully integrate the acquired businesses into its existing operations. See “BUSINESS” and “MANAGEMENT’S DISCUSSION AND ANALYSIS”.

THE COMPANY”S GUARANTEE POLICY MAY CAUSE OUR BUSINESS TO FAIL.

The Company’s guarantee policy could result in substantial revenue losses and sporadic operating results, which could cause our business to fail.  The Company provides all customers with a 30-day full refund guarantee and certain customers, on a limited basis, a 90-day replacement in the event a placed employee voluntarily terminates his or her employment within the applicable time period.  See “BUSINESS—PERMANENT PLACEMENT PROCESS”.

THE COMPANY’S EXISTING SHAREHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY LIMIT OR PRECLUDE INVESTORS FROM INFLUENCING MATTERS REQUIRING SHAREHOLDER APPROVAL.

Investors likely will not be able to control the election of the Board of Directors or other matters requiring shareholder approval.  The existing shareholders of the Company, upon completion of the Offering, will, in the aggregate, beneficially own approximately 45.5% of the outstanding shares of

Common Stock. As a result, these persons would be able to significantly influence the election of a majority of the Board of Directors and therefore to control the outcome of virtually all other matters requiring shareholder approval. In addition, such voting concentration may have the effect of delaying or preventing a change in control of the Company. See "DESCRIPTION OF CAPITAL STOCK", and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

OTHER SHARES ELIGIBLE FOR FUTURE SALE COULD NEGATIVELY IMPACT THE MARKET VALUE OF SHARES PURCHASED BY INVESTORS.

The market value of shares purchased by investors will be impacted by currently outstanding shares, which are eligible to be sold.   A substantial number of shares of Common Stock already outstanding are or will be eligible for future sale in the public market at prescribed times pursuant to applicable securities rules. Sales of such shares in the public market, or the perception that such sales may occur, could adversely affect the market price of the Company’s Common Stock.  Investor’s may sustain a loss on their investment if they sell their shares when the public market is affected by the sale of these shares or perception that these other shares may be sold.  See “SHARES ELIGIBLE FOR FUTURE SALE”.

INVESTORS WILL SUSTAIN AN IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE PER SHARE OF THEIR STOCK.

The initial public offering price is substantially higher than the book value per share of the Company’s Common Stock. Accordingly, purchasers of the Company’s Common Stock offered hereby would experience immediate and substantial dilution of $1.21 in tangible book value per share of the Common Stock. See "DILUTION” and “DETERMINATION OF OFFERING PRICE."

INVESTORS MAY FIND IT DIFFICULT TO DISPOSE OF AND OBTAIN ACCURATE QUOTATIONS FOR THEIR SHARES

An investor would likely find it difficult to dispose of or to obtain accurate quotations as to the value of the Common Stock offered hereby. Prior to the Offering, there has been no public market for the Common Stock and we cannot predict whether an active public market for the Common Stock will develop or be sustained subsequent to the offering. The Company does not intend to list the Common Stock on any national securities exchange or to apply for quotation on either the Nasdaq Stock Market or the Nasdaq Small Cap Stock Market. Trading in the Common Stock may be conducted in the over-the-counter (the "OTC") market in the so-called "pink sheets" or the "OTC Bulletin Board" service. Even if an active public market were to develop, the market for our stock may include significant price and volume fluctuations that may or may not be related to the operating performance of the Company.  In addition, our common stock is subject to the "penny stock" rules which will apply as long as the price of our shares remains below $5.00 and we are unable to obtain a listing of our stock on the NASDAQ System or other national stock exchange. In general, the penny stock rules impose requirements on securities brokers, which tend to reduce the level of trading activity in a stock. As a result, an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk. See “SHARES ELIGIBLE FOR FUTURE SALE” and “PLAN OF DISTRIBUTION” and “DESCRIPTION OF CAPITAL STOCK”.

THE COMPANY DOES NOT MAINTAIN INSURANCE RELATED TO POTENTIAL

CLAIMS RELATED TO THE PERMANENT PLACEMENT PROCESS, WHICH COULD CAUSE OUR COMPANY TO FAIL.

NHI is exposed to potential claims with respect to the placement process and does not maintain professional liability insurance to protect itself from such claims. However should such a material claim occur and a substantial award be granted or a material settlement be reached it could cause our business to fail. See “BUSINESS”.

INVESTORS WILL NOT RECEIVE CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

Investors should not expect to receive cash dividends as the Company intends to retain all of its earnings for current operations and future expansion of its business. The Company does not anticipate paying cash dividends on its Common Stock at any time in the foreseeable future. See "DIVIDEND POLICY."

FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS INVOLVING

RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS IN THE

FUTURE COULD DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED

OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT

COULD CAUSE OR CONTRIBUTE TO SUCH A DIFFERENCE INCLUDE, BUT ARE

NOT LIMITED TO, THOSE DISCUSSED, IN THE SECTIONS CAPTIONED

“RISK FACTORS” "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND

"BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS

PROSPECTUS.

USE OF PROCEEDS

The following table sets forth the intended use of the proceeds of his Offering, assuming the sale of all 120,000 shares of Common Stock offered hereby at an initial offering price of $2.00 per share.

		PERCENTAGE OF
		TOTAL
DESCRIPTION	AMOUNT	OFFERING
---------------------------------------	-------------	-------------

Repayment of debt to certain related parties (1)	$ 200,000	83.33%
Expenses of offering (2)	10,000	4.17%
Working capital and general corporate purposes (3)	30,000	12.50%
	----------	---------
Total	$ 240,000	100.00%
	==========	=========

(1) The lenders are Re-Lock Properties, LLC ($105,000), Scot Renkemeyer ($50,000), Linda Manley ($25,000), Kevin Tubbesing ($10,000) Robert Daniel ($5,000), John Snellings ($3,000), Michael Blair ($1,000) and Lee Daniel ($1,000) each of whom is a member of management or a relative of a member of management or of the principal shareholders of the Company (or an affiliate thereof). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Each loan is payable on January 1, 2002 and bears interest at a rate of 10% per annum. Each of these loans will be repaid on a prorata basis upon receipt of the proceeds of this Offering. No lender will be given any preference or priority in this regard. The proceeds from these loans were used to loan the sum of $200,000 to E-Myth, LLC which is the 20% minority interest holder in Blair Consulting Group, LLC. The promissory note receivable from E-Myth, LLC is due on January 1, 2002 and bears interest at 10%.

(2) The expenses of the offering are estimated to be $10,000, which includes filing fees, transfer agent fees and expenses, legal fees and expenses, accounting fees and expenses, printing and engraving expenses.

(3) Working capital and general corporate expenditures include salaries and fringe benefits, office supplies, business-related travel and entertainment expenses, telephone services, and postage.

DIVIDEND POLICY

The Company currently intends to retain earnings to finance the growth and development of its business and for working capital and general corporate purposes, and does not anticipate paying cash dividends on the Common Stock for the foreseeable future. Any payment of dividends will be at the discretion of the Board of Directors and will depend upon earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends and other factors. See "MANAGEMENT'S PLAN OF OPERATION."

DILUTION

The net tangible book value (deficiency) of the Company as of June 30, 2001 was approximately $(56,592), or $(0.57) per share of Common Stock. Pro forma net tangible book value per share is equal to the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 120,000 shares offered hereby at an assumed initial public offering price of $2.00 per share and the application of the net proceeds there from, the pro forma net tangible book value of the Company at June 30, 2001 would have been $173,408, or $0.79 per share. This represents an immediate increase in such proforma net tangible book value of $1.36 per share to existing shareholders and an immediate dilution of $1.21 per share to new investors purchasing shares at the initial public offering price, as illustrated in the following table:

Assumed initial public offering
price per share		$ 2.00
Net tangible book value per
share as of June 30,2001	(0.57)
Increase per share attributable
to new investors	1.36
	------
Pro forma net tangible book
value per share as of June 30,
2001, after this Offering	0.79
	------
Dilution per share to
new investors		$ 1.21
		======

The following table summarizes, on a pro forma basis as of June 30, 2001, the number of shares purchased from the Company, the total cash consideration paid and the average cash price per share paid by the existing shareholders and the new investors (before deducting the estimated offering expenses to be paid by the Company):

SHARES PURCHASED	TOTAL CONSIDERATION	AVERAGE
------------------	-------------------	PRICE PER
	NUMBER	PERCENT	AMOUNT	PERCENT	SHARE
	---------	---------	------------	--------	----------

Existing
Shareholders	100,000	45.5%	$ 680	0.28%	$ 0.01
New investors	120,000	54.5%	240,000	99.72%	2.00
	---------	---------	------------	---------	-----------
Total	220,000	100.0%	$ 240,680	100.00%	$ 1.09
	=========	=========	============	=========	===========

BUSINESS

SUMMARY OVERVIEW AND OVERALL BUSINESS STRATEGY

The Company was formed for the purpose of acquiring substantially all of the assets and the assumption of certain liabilities of Blair Consulting Group, Inc. (the "Acquisition") and commenced operations on February 1, 2001. The Acquisition was consummated on February 1, 2001 through the Company's 80% owned subsidiary, Blair Consulting Group, LLC. Prior to this acquisition, neither the Company nor its subsidiary was engaged in any business activities.

Blair Consulting Group, Inc. ("Blair") was founded in 1996 in Kansas City, Missouri and specializes in the permanent placement of personnel.  Blair provides placement services in the fields of accounting and finance, information technology, administrative, office and general management areas. Blair is located in and operates primarily in the greater metropolitan Kansas City, Missouri area.  However, it can and does provide placement services throughout the continental United States.  Blair is compensated for its permanent placement services by the employer generally based on a success fee ranging from 25% to 30% of the employee's first year compensation.  The Blair recruiter, who is successful in the placement, typically receives a commission of 40% to 60% of the fee generated.

NHI's business strategy is to acquire other businesses in the permanent placement industry in order to attain synergies through increasing the number of Company recruiters and their geographical coverage while consolidating administrative and back-office support services in order to attain overall cost savings.  The Blair acquisition was the first acquisition by the Company and the Company believes it can identify, negotiate and close other similar acquisitions in the future, although there can be no assurance that NHI will be successful in strategy.  Currently, the Company has not entered into any letters of intent, negotiations or informal agreements to acquire any other businesses.

The Company intends to take advantage of the current trend of its clients to outsource non-core operations/services, the current low unemployment rate in the United States and the fierce competition for recruiting experienced and effective employees.  The Company believes that many businesses determine that the human resource sector of their business is non-core and it is not efficient on a cost/benefit basis.  The Company believes that permanent placement firms such as NHI provide a valuable and cost effective alternative for its customers.

While the Company has less than one year of operating history and has experienced operating losses to date, management believes that it will generate adequate cash flow from existing operations to meet its operating needs for at least for the upcoming 12 months without raising additional funds (other than the Offering).  However Company management believes that it will have opportunities in the future (including the next 12 months) to acquire other permanent placement firms and otherwise grow its revenues and operating profits. The Company may finance future acquisitions in whole or in part with Common Stock (which could result in dilution to purchasers of Common Stock offered hereby), indebtedness, or cash. Company management intends to utilize proceeds from the collection of the $200,000 note receivable from E-Myth, LLC which matures on January 1, 2002 to fund the cash needs of any acquisition consummated (including cash paid to the seller and integration costs) in the upcoming 12 months. Management is currently seeking to develop acquisition prospects located both within the greater Kansas City Missouri metropolitan area and beyond its immediate geographic market.  However, currently the Company has not identified, negotiated with, or entered into any commitment to acquire any other businesses.  Company management intends to seek other permanent placement firms that have good reputations, experienced/effective recruiters and in markets (both geographical and personnel types) that would complement the Company's existing operations.  Other factors the Company will consider in identifying acquisition candidates are the target's recruiter turnover rate, average production per recruiter, average fee per client, level of redundant back-office operations that can be eliminated in integration and the ability to retain the target's recruiters and customers post acquisition. NHI management will attempt to reduce the risk associated with acquiring businesses through negotiating earn-out agreements or spin-off agreements which provide the Company with the ability to reduce the consideration paid to Sellers in situations where the acquired business does not meet acceptable revenue or profit goals following the acquisition.  However, there can be no assurance that the Company will be successful in negotiating these provisions into any acquisition agreements it enters into in the future.

The Company does not conduct any research or development activities at this time. The Company has no plant and/or equipment requirements and anticipates no such expenditures. There are, moreover, no definitive plans, arrangements, commitments or understandings for the Company to acquire, or be acquired by, any other company or business at this time.

MARKETING PLAN

The goal of NHI is to provide its customers with cost effective and valuable services in identifying, interviewing and screening qualified employment candidates to fill the customers open positions.  NHI utilizes yellow-page and newspaper advertising to secure new customer relationships as well as to locate employment candidates.  However, NHI believes the most effective marketing is done by direct contact (usually via telephone) with potential candidates and customers.  NHI plans to continue this marketing strategy at least for the foreseeable future.

KEY MANAGEMENT AND EMPLOYEES

NHI is based in Lenexa, Kansas, a suburb of Kansas City, Missouri, and is operated by its Principal Executive Officer, Cary Daniel, its Principal Financial Officer, James Windmiller and its Chief Operating Officer, Michael Blair.  See “MANAGEMENT”.

Exclusive of Messrs. Daniel, Windmiller and Blair there are currently three other full time employees of NHI, all of who function as commissioned recruiters. The Company does not presently anticipate any change in the number of employees required to sustain its current operations, however additional employees will be necessary if, and when any acquisitions are consummated.

THE MARKET

The market that NHI will attract is primarily the small to medium-size companies, which do not have internal human resources groups that recruit employment candidates. In addition, larger companies who have decided that an internal human resource/recruiting group is not cost effective will be a target market for NHI. Typically these companies will find that NHI can identify, interview, prescreen, and negotiate with qualified candidates to fill employment positions on a cost effective basis.  Company management believes that its customers will find that NHI's success fee (usually 25%-30% of the candidates first year salary) is less costly and more effective than incurring the fixed overhead of an internal human resource/recruiting function.  NHI intends to appeal to its market by combining a full-range of expert services with affordable rates.

THE LOCATION

The present location of NHI is 8614 Quivira, Lenexa, Kansas 66215. The location is located in a strip shopping center which NHI shares with E-Myth, LLC, which is a temporary staffing business and also the 20% minority interest holder in Blair Consulting Group, LLC. NHI utilizes approximately half of the leased space with E-Myth, LLC utilizing the remainder.  NHI and E-Myth, LLC have entered into a shared service agreement which provides for NHI to pay a fixed monthly fee of $2,750 plus 5% of all accounts receivable collected in consideration for the office space utilized by NHI, compensation for Mr. Daniel and Windmiller's services and all administrative/financial services (bookkeeping, tax, payroll, accounts receivable, accounts payable, and cash management services). NHI believes the shared service arrangement with E-Myth, LLC provides it with a very cost effective way to obtain such services and office space, however this arrangement may not be sufficient if the Company is successful in implementing its acquisition strategy. NHI considers the current location adequate for its current needs, as it is easily accessible for its metropolitan Kansas City, Missouri candidates and customers.

CASH REQUIREMENTS AND ADDITIONAL FINANCING

The Company's management believes that, assuming all of the shares of Common Stock offered hereby, the proceeds of the Offering will be sufficient to eliminate all of the Company's current debt and to provide adequate working capital for the next twelve (12) months of operations. There are no assurances, however, that all of the shares of Common Stock offered hereby will be sold. If less than all of the shares of Common Stock offered hereby are sold, the Company may find it necessary to refinance its current indebtedness, if such refinancing is available. See "RISK FACTORS--Risks Associated with Selling Less than All of the Offered Shares of Common Stock and with the Plan of Distribution."

PERMANENT PLACEMENT PROCESS

The permanent placement market is the business of (i) obtaining job orders and related job descriptions from customers, (ii) identifying potential candidates that meet the job descriptions, (iii) contacting, interviewing and prescreening candidates to determine suitability to meet the job description and order, (iv) preparing the candidate for the employer interview, (v) follow-up with the candidate and employer following the interview, and (vi) if an offer of employment is extended, final negotiation with both candidate and employer regarding job offer terms.  Typically, this process takes 3 to 6 weeks to complete and requires an extremely high service level from the recruiter to be successful.  Regardless of whether the candidate accepts the employment offer, the Company may experience "fall-offs" occasionally when an offer is extended and accepted but for a variety of reasons the candidate does not fulfill their commitment to accept the position. Reasons for fall-offs include the candidate's current employer meets or exceeds the salary demands of the candidate, another potential employer offers a better job package or the candidate reconsiders the employment offer for personal or other reasons.

Obtaining job orders is a competitive process, however, the Company believes that it has a competitive edge in that its recruiters are experienced and effective in identifying and recruiting candidates who meet the job description as defined by the customer.  This is a valued service by customers as it reduces the time required to fill a position by decreasing the number of interviews a customer will have to conduct before hiring a qualified applicant.  Fees for permanent placement services are paid by the employer and typically range between 25% and 30% of the candidates first year salary depending on the type and geographic location of the job position.  Identifying and attracting qualified candidates for job positions has become very competitive due to the overall low unemployment rates in the United States and in particular in the skilled work force that NHI typically recruits. NHI has the ability to negotiate with both the prospective employee and employer to consummate the deal and in some cases has offered sign-on bonuses to consummate acceptances of certain job offers which serves to reduce the overall placement fees that it collects.  Recruiters receive success-based commissions generally equal to 40% to 60% of the fees generated from the placement.

NHI provides a 30-day refundable guarantee period to all customers and a 90-day free replacement guarantee period, on a limited basis, to certain customers.  The 30-day refundable guarantee provides that NHI will refund all cash fees collected from a customer whenever an employee placed by NHI voluntarily terminates his/her employment within 30 days of their start date.  To date, neither NHI nor its predecessor Blair Consulting Group, Inc., have ever found it necessary to provide a cash refund of any kind pursuant to the refundable guarantee policy. The Company’s 90-day free replacement guarantee period is only provided to certain customers based on upfront negotiation and their volume of business generated, and requires NHI to replace an employee free of charge whenever such employee voluntarily terminates his/her employment during the period between the 31st and 90th day subsequent to their start date. The Company has occasionally found it necessary to replace candidates as fall-offs occur in less than 5% of its total placements, and believes this low trend will continue. NHI’s policy is to not recognize any revenue for financial reporting purposes until the refundable or replacement guarantee period has lapsed. Placement fees subject to the guarantee policy are recorded as a liability (deferred revenue) in the Company’s financial statements until the guarantee period lapses, at which time it is recognized as revenue.

During July 2001 the Company changed its refundable and replacement guarantee policies. . The new policy provides that the employee will be replaced free of charge if voluntary termination occurs within the first 45 days after start date and a 50% credit will be applied to the fees associated with a replacement employee if voluntary termination occurs within the period between the 46th and 90th days following the start date.   NHI will no longer provide a refundable guarantee period.  NHI believes this change will not adversely impact its business, as NHI management believes that this type of guarantee policy has become the standard for the permanent placement industry.  The Company will continue its accounting policy whereby all placement fees generated will be deferred (not recognized as revenue) until such time as the guarantee period lapses.

GOVERNMENTAL REGULATIONS

Apart from regulations pertaining to employment laws, the Company's management does not believe that governmental regulation will have a significant effect upon the Company's operations.

COMPETITION

The permanent placement industry is extremely competitive and highly fragmented. The Company believes there are many smaller placement firms in the Kansas City, Missouri area as well as other metropolitan markets in the United States as there are minimal barriers to entry due to low capital requirements.  NHI competes primarily with large permanent placement firms and with smaller boutique or specialty firms that focus on regional or functional markets or on particular industries. Some of NHI's competitors possess greater resources, greater name recognition and longer operating histories than NHI in particular markets, which may afford these firms significant advantages in obtaining future clients and attracting qualified recruiters in those markets. There are limited barriers to entry into the permanent placement industry and new firms continue to enter the market. Competition may also exist whereby clients or potential clients decide to perform placement services utilizing in-house personnel.  There can be no assurance that NHI will be able to continue to compete effectively with existing or potential competitors or that significant clients or prospective clients of NHI will not decide to perform placement services using in-house personnel.

LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, to which the Company is a party.

PROPERTIES

The Company does not own any real property. The Company's corporate offices are located in a leased space, which it shares with E-Myth, LLC. The Company pays $2,750 per month for utilization of this space and other management, bookkeeping and administrative services to E-Myth, LLC. The Company believes that the office space is suitable for its intended purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with the Company's consolidated financial statements for the period from inception (February 1, 2001) to June 30, 2001 and the financial statements of its predecessor, Blair Consulting Group, Inc., for the years ended December 31, 2000 and 1999 and for the month ended January 31, 2001, which are included elsewhere in this Prospectus.  Certain statements in this discussion relating to matters that are not historical facts are forward-looking statements that involve a number of risks and uncertainties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION –

FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2001) TO JUNE 30, 2001

REVENUE

During the period from inception (February 1, 2001) to June 30, 2001 the Company had revenues of $57,100 from placement fees.  Total revenue was significantly less than expected by management due to an overall slowing of the economy, which resulted in higher unemployment rates and a decline in demand for placement services offered by the Company.  In addition, the Company experienced a significant disruption in operations due to the February 1, 2001 acquisition and the resulting move to new office space under new ownership.  Management has been encouraged by May and June 2001 placement activity and believes that the decline in revenues will not continue for the balance of fiscal 2001.  Total deferred revenue as of June 30, 2001 was $58,300, which will be included in July 2001 through September 2001 revenue as the guarantee period’s lapse.  In addition, a significant change in the revenue could occur when a business combination is consummated, if ever.  Currently, the Company is not engaged in any discussions or understandings with any potential acquisition candidates.

DIRECT COSTS OF SERVICES

During the period from inception (February 1, 2001) to June 30, 2001 the Company had direct costs of services of $26,795 or 46.9% of placement fees.  Direct costs of services include payroll (commissions) paid to recruiters and related taxes, which is directly variable with and based on a percentage of placement fees.  The 46.9% paid for direct costs of services was consistent with management expectations.

OPERATING EXPENSES

Operating expenses incurred during the period from inception (February 1, 2001) to June 30, 2001 totaled $33,275, which consists of $17,985 related to the shared service agreement with E-Myth, LLC and $9,966 in selling, general and administrative expenses and $5,324 in depreciation/amortization expense.  These expenses were within management’s expectations for the period and are expected to remain consistent on a period-by-period basis for the remainder of the fiscal year.  However, selling general and administrative expense is expected to increase in the future for costs and expenses (professional fees, printing and shareholder related costs) when, if ever, the SEC declares the Company’s registration statement effective.

NON-OPERATING INCOME (EXPENSES)

During the period from inception (February 1, 2001) to June 30, 2001, the Company had net non-operating expenses of $948 primarily related to interest expense on notes payable and acquisition obligations.  Net interest expense is expected to decline as the acquisition obligations have been paid down substantially and total $29,478 as of June 30, 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS – BLAIR CONSULTING GROUP, INC. (PREDECESSOR)

YEAR ENDED DECEMBER 31, 2000, COMPARED TO THE YEAR ENDED DECEMBER 31, 1999

REVENUE

During the year December 31, 2000 the Company’s predecessor had revenues of $312,677 from placement fees, which represented an increase of $152,667 or 95.4% as compared to revenues of $160,010 for the year ended December 31, 1999.  The significant increase in revenues during 2000 was due to an overall good economy resulting in high employment rates and increased demand for placement services offered by the Company.  Customers were finding it very difficult to recruit qualified candidates on their own and were more eager to use permanent placement firms such as Blair to fulfill their employment needs, particularly in the first six months of 2000.  Demand for Blair’s services began to decline and revenue trends slowed during the last six months of 2000. Blair made no placements in December 2000 and therefore had no revenues for the month at which time Blair began seeking to be acquired by a company with access to financial resources.

DIRECT COSTS OF SERVICES

During the year December 31, 2000 the Company’s predecessor incurred direct costs of services of $215,744 or 68% of placement revenues, as compared to direct costs of services of $133,301 or 83% of placement revenues for the year ended December 31, 1999.  The significant variation in the percentage of direct costs of services to placement revenues resulted from the “guaranteed” base salaries of several newly hired recruiters, which added direct costs with little or no related revenues during 1999 and during the first six months of 2000. Management has instituted a draw system, which requires base salaries to be recouped/earned before any commissions are paid out on placements.  In addition, management has lessened the base draw amounts and time period to produce revenues for newly hired recruiters.

OPERATING EXPENSES

Operating expenses incurred during the year ended December 31, 2000 totaled $93,537, which represented an increase of $9,288 or 11%, as compared to total operating expenses of $84,249 for the year ended December 31, 1999. The increase was primarily related to increased costs of telephone services, office supplies and other occupancy costs needed to support the higher level of revenues incurred in 2000 compared to 1999.

NON-OPERATING INCOME (EXPENSES)

During the year ended December 31, 2000 the Company had net non-operating expenses of $2,690 primarily related to interest expense on the Company’s line of credit.  The Company had a substantially higher level of outstanding borrowings under its line of credit in 2000 compared to 1999.

NET INCOME (LOSS)

For the year ended December 31, 2000, net income was $706, as compared to a net loss of $57,801 for the year ended December 31, 1999. This improvement is a result of substantially increased revenues and gross margins from placement services in 2000 with a lower level of increases in corresponding operating and non-operating expenses.

MANAGEMENT'S DISCUSSION AND ANALYSIS – BLAIR CONSULTING GROUP, INC. (PREDECESSOR)

MONTH ENDED JANUARY 31, 2001

Operations of the predecessor for the month of January 2001 were substantially below management’s expectations as no revenues were recognized as placement fees totaling $12,680 were generated but deferred due to the Company’s guarantee policy.  The underperformance was due to slowing demand for the company’s services due to general economic conditions and disruption in operations due to the pending sale of the company, which was consummated on February 1, 2001.  Operating expenses totaled $18,115, which primarily consisted of occupancy and other fixed overhead costs.  The poor performance in January 2001 coupled with no revenues in December 2000 and minimal revenues in October and November 2000 was the primary reason that the company began seeking to be acquired.

LIQUIDITY AND CAPITAL RESOURCES

The Company held cash and cash equivalents of $100 and a net deficit of working capital of $61,018 as of June 30, 2001.  Deferred revenue aggregated $58,300, which is included in current liabilities at June 30, 2001, and therefore increased the working capital deficit.  The deferred revenue represents placement fees not recognized as revenue until the guarantee period lapses.  Management fully expects such guarantee periods will lapse without any form of refund and therefore will not represent a current cash outlay.  The Company’s day-to-day (short-term) liquidity needs are currently funded by the related company payable/receivable with E-Myth, LLC.  The related party payable/receivable provides cash management for the Company as E-Myth, LLC advances or borrows funds to meet the Company’s daily liquidity needs.  There is no formal provision in the shared services agreement between the Company and E-Myth, LLC, which establish a maximum borrowing amount.  However, E-Myth, LLC has indicated to the Company, that it will be able to borrow amounts up to approximately $100,000 from E-Myth, LLC to fund short-term liquidity needs because of the related party nature of the borrowings and common management and Board of Directors.

The Company’s long-term and short-term liquidity is also dependent upon collection of the $200,000 note receivable from E-Myth, LLC, which is due on January 1, 2002(See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”).  Management expects that no collection issues will arise when this note receivable matures.  Current liabilities also includes notes payable to related parties aggregating $200,000 which are also due on January 1, 2001. (See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”).  The proceeds of this offering are expected to fund the repayment of these notes.

There are no assurances that all of the shares of Common Stock offered hereby will be sold. A majority of the proceeds of the Offering will be used to repay certain loans made to the Company by its management, relatives of management and relatives of principal shareholders, each of which is payable on January 1, 2002.  See "USE OF PROCEEDS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."  The proceeds of the note receivable from E-Myth, LLC in the amount of $200,000 could be used to repay these loans prior to completion of this Offering or if the offering is only partially completed.  However, it is the Company’s intention to use the proceeds of this note receivable to fund future acquisitions and for long-term liquidity needs.  Because all of the shares of Common Stock offered hereby may not be sold, there is the risk that a portion of these loans will remain outstanding following the termination of the Offering.  In such event, the Company may be compelled to seek alternative sources of financing, including funding from commercial lenders or other sources to refinance these loans or it may need to utilize the proceeds from the note receivable to pay the loans, thereby reducing its ability to execute its acquisition strategy. There are no assurances that such alternative sources of financing will be available under commercially reasonable terms.  If payment of these loans is required prior to completion of the Offering or in the event the Offering is terminated without having sold all of the shares of Common Stock offered hereby, the Company's will be forced to delay or reduce its future acquisition strategy.

The Company’s plan of operations for the next twelve months is to continue to grow the operations of its subsidiary Blair Consulting Group, LLC, which was acquired on February 1, 2001.  In addition, the Company’s plan of business includes seeking to complete additional acquisition transactions in the permanent placement business, which will complement its current operations.  See “BUSINESS—SUMMARY OVERVIEW AND OVERALL BUSINESS PLAN”. In selecting a potential merger or acquisition candidate, the Company will consider many factors, including, but not limited to, potential for growth and profitability, quality and experience of management and the capital requirements to complete the transaction.  The Company will consider the capital requirements of any merger or acquisition carefully in order to conserve its cash balances and capital resources.  In evaluating potential acquisitions, management will attempt to complete the acquisitions through the issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.  Acquisition candidates who have a need for an immediate cash infusion are not likely to find a potential business combination with the Company to be an attractive alternative.

Currently, the Company has not had any preliminary discussions or understandings with any potential merger or acquisition candidates.  However, the Company is unable to predict when it may participate in a business combination opportunity.  It has not established any deadline for completion of additional transactions, and anticipates that the process could continue throughout the next twelve months.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The executive officers and directors of the Company and their ages as of the date of this Prospectus are as follows:

NAME	AGE	POSITION
-----------------------	---	----------------------------
Cary Daniel	32	Principal Executive Officer and
		Chairman of the Board and President

James Windmiller	31	Principal Accounting Officer,
		Director, Treasurer and Secretary

Michael Blair	32	Principal Operating Officer

CARY DANIEL - Mr. Daniel received a bachelor degree in psychology from Southwest Missouri State University in 1991.  Mr. Daniel has worked in the field of staffing and human resources for over 6 years. Mr. Daniel co-founded E-Myth, LLC in 1998 and continues to serve as the Principal Executive Officer of E-Myth, LLC a human resource services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource".  From 1997 until 1998 Mr. Daniel held a management position with Century Personnel, Inc., a temporary personnel firm.  From 1995 to 1997 Mr. Daniel held a management position with Labor Ready, Inc., a temporary staffing firm. Mr. Daniel is in charge of overall management of NHI and will be in charge of the Company's acquisition efforts and anticipates spending approximately 50% of his time devoted to NHI matters.  Mr. Daniel has never served as a director or officer of any other publicly held company.

JAMES WINDMILLER - Mr. Windmiller has worked in the field of staffing and human resources for over 5 years. Mr. Windmiller co-founded E-Myth, LLC in 1998 and continues to serve as the Principal Financial Officer of E-Myth, LLC, a human resource services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource".  From 1996 to 1998, Mr. Windmiller held a management position with Pierce Leahy, a corporate records management firm.  From 1995 until 1996, Mr. Windmiller held a management position with Labor Ready, Inc., a temporary personnel firm. Prior to 1995, Mr. Windmiller attended Longview Community College.  Mr. Windmiller is in charge of overall financial management of NHI and will assist Mr. Daniel in the Company's acquisition efforts and anticipates spending approximately 25% of his time devoted to NHI matters. Mr. Windmiller has never served as a director or officer of any other publicly held company.

MICHAEL BLAIR - Mr. Blair has worked in the permanent placement field for over 8 years. Mr. Blair founded Blair Consulting Group, Inc. in 1996 and served as its Chief Executive Officer until February 2001 at which time it was acquired by NHI.  From 1993 to 1996, Mr. Blair worked as a recruiter for Carrier Alternatives, a division of Linde Corporation, a permanent placement and temporary staffing firm. Mr. Blair received a bachelor degree in business administration in 1993 from the University of Missouri.  Mr. Blair is in charge of day-to-day operations of Blair Consulting Group, LLC which is the 80% owned subsidiary of NHI which operates all of the permanent placement business of NHI and will devote 100% of his time to NHI matters. In addition, Mr. Blair will assist Mr. Daniel in the Company's acquisition efforts. Mr. Blair has never served as a director or officer of any other publicly held company.

The directors of the Company are elected each year at the annual meeting of shareholders for a term of one year and receive no compensation. Each director serves until the expiration of his or her term and thereafter until his or her successor is duly elected and qualified. The Board of Directors on an annual basis appoints the executive officers of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") since the Company's inception. There were no stock appreciation rights outstanding during the period from February 1, 2001 (date operations commenced) to June 30, 2001.

ANNUAL COMPENSATION	LONG-TERM COMPENSATION
------------------------------	------------------------------
AWARDS	PAYOUTS
----------------------	--------
						SECURITIES
				OTHER	RESTRICTED	UNDERLY-
NAME AND				ANNUAL	STOCK	ING	LTIP
PRINCIPAL	FISCAL	SALARY	BONUS	COMPENSATION	AWARD(S)	OPTIONS/	PAYOUTS
POSITION	YEAR	($)	($)	($)	(#)	SARs(#)	($)
----------	-----	-----	--------	------------	----------	----------	--------
Cary
Daniel	2001	/*/	/*/	//	/*/	/*/	/*/
Principal
Executive
Officer

James
Windmiller	2001	/*/	/*/	/*/	/*/	/*/	/*/
Principal
Financial
Officer,
Secretary

Michael
Blair	2001	*	$18,421#	*	*	*	*
Principal
Operating
Officer

NAME AND	ALL OTHER
PRINCIPAL	COMPENSATION
POSITION	($)
-------------------	-----------------------
Cary Daniel	/*/
Principal
Executive
Officer

James
Windmiller	/*/
Principal
Financial
Officer,
Secretary

Michael
Blair	/*/
Principal
Operating
Officer

-----------------------------------

/*/  Mr. Daniel and Mr. Windmiller are the owners and officers of E-Myth, LLC.  NHI has entered into an agreement with E-Myth, LLC whereby NHI pays a fixed monthly fee of $2,750 plus 5% of accounts receivable collections in exchange for its office space, payment for Mr. Daniel and Windmiller's services, bookkeeping, accounts receivable, accounts payable, payroll, cash management and other administrative services.  For the period from February 1, 2001 (date operations commenced) to August 31, 2001, NHI paid an aggregate amount of $25,385 to E-Myth, LLC for these services and office rent. Management estimates that approximately $8,000 of the total paid to E-Myth, LLC was for office space and the remainder of $17,385 represented payments for services.  Members of the Board of Directors receive no compensation for their services.

#  The bonus amount paid to Mr. Blair represents commissions paid on placement fees generated by himself and other recruiters.  Mr. Blair receives a commission equal to 60% of all fees he generates and an override equivalent to 8% to 20% on fees generated by other recruiters.

*  Not applicable.

EMPLOYMENT AGREEMENTS

There are no employment agreements between the Company and any of its management. Mr. Blair currently receives a commission equal to 60% of all fees generated by himself and a variable override on fees generated by other recruiters ranging from 8% to 20%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On February 1, 2001, the Company received subscriptions for 60,000 shares of its Common Stock from SMR Investment Fund, LLC and for 40,000 shares from P&S Investment Management, Inc. at $0.001 per share, payable in cash. In addition, on February 1, 2001, 20,000 shares of common stock were issued to Blair Consulting Group, LLC for cash consideration of $150.  Blair Consulting Group, LLC is the 80% owned subsidiary of NHI, and therefore, such shares are deemed as shares held in treasury for financial accounting and reporting purposes and not outstanding for purposes of the following table.

The following table sets forth information concerning the beneficial ownership of the Common Stock as of the date of the Prospectus, for (a) each person known to the Company to be a beneficial owner of the Common Shares; (b) each director; (c) each executive officer designated in the section captioned "MANAGEMENT--Executive Compensation;" and (d) all directors and executive officers as a group. Except as otherwise noted, each person named below had sole voting and investment power with respect to such securities.

BENEFICIAL OWNERSHIP PRIOR TO OFFERING (1)	BENEFICIAL OWNERSHIP AFTER OFFERING

NAME AND ADDRESS (2)	SHARES	PERCENTAGE	SHARES	PERCENTAGE

Cary Daniel (2)	0	0.0%	0	0.0%
James Windmiller (2)	0	0.0%	0	0.0%
Michael Blair (2)	0	0.0%	0	0.0%
		-19-
SMR Investment Fund, LLC (3) 7500 College Blvd. Suite 900 Overland Park, KS 66210	60,000	60.0%	60,000	27.3%
P&S Investment Management, Inc. (4) 7500 College Blvd. Suite 1215 Overland Park, KS 66210	40,000	40.0%	40,000	18.2%
All directors and executive officers as a group (3 persons)	0	0.0%	0	0.0%

------------------------

(1) Under the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares whether or not such any person has pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) The address of each executive officer and director of the Company is c/o National Headhunters, Inc., 8614 Quivira, Lenexa, KS 66215.

(3) The shareholders of SMR Investment Fund, LLC are the First Trust Company of Onega as Trustee for the Troy D. Renkemeyer Individual Retirement Account, and Tom Heckman.  An entity affiliated with SMR Investment Fund, LLC (through common ownership) serves as a lender to E-Myth, LLC.

(4) The shareholders of P&S Investment Management, Inc. are Mark Peterson, Cindy Peterson and Steve Peterson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In a series of transactions, the Company borrowed in the aggregate, $200,000 at an interest rate of 10% per annum, which was lent by the Company's management or relatives of management and the principal shareholders (or affiliates thereof) (the "Related Party Loans"). Each of the related party loans is payable on January 1, 2002. The following table sets forth basic information relating to the Related Party Loans.

LENDER	DATE	AMOUNT

Re-Lock Properties, LLC,(1)	June 1, 2001	$ 105,000
Scot Renkemeyer (2)	June 1, 2001	50,000
Linda Manley (3)	June 1, 2001	25,000
Kevin Tubbesing (4)	June 1, 2001	10,000
Robert Daniel (5)	June 1, 2001	5,000
John Snellings (6)	June 1, 2001	3,000
Lee Daniel (7)	June 1, 2001	1,000
Michael Blair (8)	June 1, 2001	1,000
		---------
Total		$ 200,000
=========

------------------------

(1) Re-Lock Properties, LLC is owned by Curt Renkemeyer and Daniel Lock, who are relatives of the shareholders of SMR Investment Fund, LLC.

(2) Scot Renkemeyer is a relative of the shareholders of SMR Investment Fund, LLC.

(3) Linda Manley is the mother of Cary Daniel.

(4) Kevin Tubbesing is a director of E-Myth, LLC, the 20% minority interest holder in Blair Consulting Group, LLC.

(5) Robert Daniel is the father of Cary Daniel.

(6) John Snellings is employed as a manager for E-Myth, LLC, the 20% minority interest holder in Blair Consulting Group, LLC.

(7) Lee Daniel is the wife of Cary Daniel.

(8) Michael Blair is the Principal Operations Officer of NHI.

On June 1, 2001, the Company loaned the aggregate amount of $200,000 to E-Myth, LLC, the 20% minority interest holder in Blair Consulting Group, LLC (E-Myth, LLC is co-owned by Cary Daniel and James Windmiller), at an interest rate of 10% per annum. Such loans are due on January 1, 2002 including any accrued interest. E-Myth, LLC used the proceeds to complete the office space needed for NHI operations, to finance the cash management needs of Blair Consulting Group, LLC and develop accounting and administrative infrastructure (including client management and internet-based recruiting software) to support the ongoing operations of NHI.

E-Myth, LLC and the Company have entered into a shared services agreement whereby NHI pays a fixed monthly fee of $2,750 plus 5% of accounts receivable collections in exchange for its office space, payment for Mr. Daniel and Windmiller's services, bookkeeping, accounts receivable, accounts payable, payroll, cash management and other administrative services.  For the period from February 1, 2001 (date operations commenced) to June 30, 2001, NHI paid an aggregate amount of $17,985 to E-Myth, LLC for these services and office rent.  The agreement is cancelable by either party upon 30 days written notice.  The Company intends to continue this agreement indefinitely and has not received any written or oral notices from E-Myth, LLC that it intends to discontinue this shared services arrangement. The terms of the shared services agreement was determined by Mr. Daniel and Mr. Windmiller who represent the Board of Directors and Executive officers of the Company and E-Myth, LLC.  The amount was based upon the Company’s proportionate office space utilized and actual rental rates and estimated utilization of shared personnel and other administrative services.  In general, the shared service agreement attempted to allocate to the Company its proportionate share of these costs with no inherent profit or benefit to either company.

E-Myth, LLC, which is controlled by Mr. Daniel and Mr. Windmiller, received a 20% minority interest in Blair Consulting Group, LLC in exchange for it agreeing to negotiate the acquisition of Blair Consulting Group, Inc. and consummating the closure of the transaction on February 1, 2001. The estimated value of the 20% interest in Blair Consulting Group, LLC received by E-Myth, LLC was minimal, based on terms of the transaction and the estimated value of Blair Consulting Group, LLC at the time of the purchase of Blair. The terms of the transaction was determined by Mr. Daniel and Mr. Windmiller who represent the Board of Directors and Executive officers of the Company and E-Myth, LLC.  These individuals were subject to a conflict of interest with respect to the terms of this transaction, because of their relationship to both companies.  Mr. Daniel and Mr. Windmiller were acting on behalf of NHI when they negotiated the purchase of Blair Consulting Group, Inc.  The 20% minority interest received by E-Myth, LLC was also determined by Mr. Daniel and Mr. Windmiller, and considered to be a fair value for the services provided based upon discussions with NHI’s principal shareholders.  There is an inherent conflict of interest between E-Myth, LLC and NHI because of common management. Management and the Board of Directors will attempt to make business decisions which are always beneficial to NHI and its shareholders and if matters involving conflicts of interest arise, management and the Board of Directors will make decisions that benefit NHI but fair to all parties involved.  Any matters acted upon by management and the Board of Directors that may involve a conflict of interest will be timely and fully disclosed to shareholders in the Company’s various public reports.  Such disclosures will include the specific matters considered and decision process utilized so that shareholder’s may consider the fairness to the Company of the decision reached. NHI shareholders’ may or may not agree with the decisions of NHI’s management and Board of Directors on matters involving conflicts of interest.  Therefore potential investors should consider this matter in making their investment decisions.

DESCRIPTION OF CAPITAL STOCK

GENERAL

The authorized capital stock of the Company consists of 3,000,000 shares of Common Stock, par value $0.001 per share.

COMMON STOCK

As of the date of this Prospectus, there were 100,000 shares of Common Stock outstanding held by two (2) shareholders. In addition, on February 1, 2001, 20,000 shares of common stock were issued to Blair Consulting Group, LLC for cash consideration of $150.  Blair Consulting Group, LLC is the 80% owned subsidiary of NHI, and therefore, such shares are deemed as shares held in treasury for financial accounting and reporting purposes and not outstanding.

Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. See "DIVIDEND POLICY." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities. All of the outstanding shares of Common Stock (exclusive of the 20,000 shares held in treasury) are fully paid and non-assessable.

NO PREEMPTIVE RIGHTS

No holder of any capital stock of the Company has any preemptive right to subscribe for or purchase securities of any class or kind of the Company, nor any redemption or conversion rights.

NO CUMULATIVE VOTING

No holder of any capital stock of the Company has the right to cumulate his or her votes in an election of directors or for any other matter or matters to be voted upon by the shareholders of the Company.

CERTAIN PROVISIONS OF THE NEVADA GENERAL CORPORATION LAW

The Company is subject to the Nevada General Corporation Law (the "NGCL"). Under certain circumstances, the following described provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company.  Neither the Company's Articles of Incorporation nor its Bylaws exclude the Company from these provisions. Such provisions may make it more difficult to accomplish transactions that shareholders believe are in their best interests. Such provisions may also have the effect of preventing changes in the Company's management.

DIRECTORS' DUTIES

Section 78.138 of the NGCL allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation.  In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause (i) the assets of the corporation or any successor to be less than its liabilities, (ii) the corporation or any successor to become insolvent or (iii) the commencement of any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Bylaws contain a provision permitted under the NGCL relating to the liability of directors. This provision indemnifies them for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud.  This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

Prior to the effective date of this offering, the Company intends to engage Interwest Transfer Services, Inc. of Salt Lake City, Utah, as the transfer agent and registrar of the Common Stock.

PENNY STOCK RULES

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear,  narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and  significance of the spread between the "bid" and "ask" price;  (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant  terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form  (including language, type, size and format),  as the Commission shall require by rule or regulation.  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's  account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.

Even if an active public market were to develop, the market fore our stock may include significant price and volume fluctuations that may or may not be related to the operating performance of the Company.

TERMS OF THE OFFERING

PLAN OF DISTRIBUTION

The Company hereby offers up to 120,000 shares of Common Stock at the purchase price of $2.00 per share. The Common Stock is being offered directly by the Company through certain of its officers and directors.  The officers and directors who shall sell the offering on behalf of the Company are Cary Daniel and James Windmiller. These individuals will be relying on the safe harbor in Rule 3a4-1 under the Securities Exchange Act of 1934 to sell the Company's securities.  The Company has not offered shares of Common Stock prior to the filing of this Registration Statement, nor will any funds be paid or be committed to be paid prior to the date this registration statement is declared effective.

The Company does not intend to offer the shares of Common Stock by means of general advertising or solicitation. No sales commission, finder's fee or other compensation will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Company's securities. When, in the future, assuming such participation develops, the registration statement will be amended to identify such persons.

DETERMINATION OF OFFERING PRICE

The offering price and other terms of the Common Stock were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.

OFFERING PROCEDURE

This Offering will terminate one year after the effective date of this Prospectus. In the Company's sole discretion, the offering of Common Stock may be extended from time to time, but in no event later than one (1) year from the date of this Prospectus.

SUBSCRIPTION PROCEDURE

Each investor must complete a subscription agreement in the form supplied by the Company. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Common Stock or copies of subscribers’ confirmations.

NO ESCROW ACCOUNT

There is no minimum offering amount and no escrow account. As a result, any and all offering proceeds will be deposited directly into the operating account of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Offering, the Company will have outstanding 220,000 shares of Common Stock. Of such outstanding shares, the shares sold in connection with the Offering will be freely tradable in the United States without restriction under the Securities Act, except that shares purchased by an "affiliate" of the Company, within the meaning of the rules and regulations adopted under the Securities Act, may be subject to resale restrictions. The remaining outstanding shares are "restricted securities," as that term is defined under such rules and regulations, and may not be sold unless they are registered under the Securities Act or they are sold in accordance with Rule 144 under the Securities Act or some other exemption from such registration requirement. As those restrictions under the Securities Act lapse, such shares may be sold to the public pursuant to Rule 144.

In general, under Rule 144, beginning 90 days after the date of this Prospectus, subject to certain conditions with respect to the manner of sale, the availability of current public information concerning the Company and other matters, each of the existing shareholders who has beneficially owned shares of Common Stock for at least one year will be entitled to sell within any three month period that number of such shares which does not exceed the greater of: i) 1% of the total number of then outstanding shares of Common Stock or, ii) the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Moreover, each of the existing shareholders who is not deemed to be an affiliate of the Company at the time of the proposed sale and who has beneficially owned his or her shares of Common Stock for at least two years will be entitled to sell such shares under Rule 144 without regard to such volume limitations.

Prior to the Offering, there has been no public market for the Common Stock.  No assurance can be given that such a market will develop or, if it develops, will be sustained after the Offering or that the purchasers of the shares of Common Stock will be able to resell such shares of Common Stock at a price higher than the initial public offering or otherwise. If such a market develops, no prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, to the public will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of presently outstanding or subsequently issued stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through an offering of its additional shares of Common Stock that may be offered for sale or sold to the public in the future.

We expect to take steps in the future, only after our registration statement is declared effective, to request or encourage a market maker to sponsor our stock.  Currently, we have not had any preliminary discussions or understandings with any market maker regarding participation in a future trading market for our securities.  There is no assurance that we will be successful in locating a market maker for our stock, that a market will develop in the future, or if developed, it will be sustained.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Mark A. Reiter, LLC has passed upon the legality of the shares of Common Stock offered hereby.

The consolidated financial statements of National Headhunters, Inc. (as restated) included in this Prospectus have been audited by Pickett & Chaney LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph which discloses the restatement of the financial statements and an emphasis paragraph referring to the Company’s offering of securities), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Blair Consulting Group, Inc. (the Company’s predecessor), included in this Prospectus have been audited by Pickett & Chaney LLP, independent auditors, as stated in their report appearing herein (which report express an unqualified opinion and includes an emphasis paragraph referring to the sale of the Company on February 1, 2001), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The Company is providing herein the audited historical consolidated financial statements of National Headhunters, Inc. for the period from February 1, 2001 (date operations commenced) to June 30, 2001.  In addition, the Company is providing the audited historical financial statements of Blair Consulting Group, Inc. for the years ended December 31, 1999 and 2000 and for the month ended January 31, 2001 as it represents the predecessor of NHI.

26

NATIONAL HEADHUNTERS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent auditors' Report

F-2

Consolidated balance sheet as of June 30, 2001, as restated

F-3

Consolidated statement of income for the period from

February 1, 2001 (date operations commenced) to June 30, 2001,

as restated

F-4

Consolidated statement of stockholders' equity (deficit)

for the period from February 1, 2001

(date operations commenced) to June 30, 2001,

as restated

F-5

Consolidated statement of cash flows for the period from

February 1, 2001 (date operations commenced) to June 30, 2001,

as restated

F-6

Notes to consolidated financial statements, as restated

F-7

BLAIR CONSULTING GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

Independent auditor's Report

F-13

Balance sheets as of December 31, 2000 and January 31, 2001

F-14

Statements of operations for the years ended December 31, 1999 and 2000 and for the month ended January 31, 2001

F-15

Statement of stockholder's equity for the years ended

December 31, 1999 and 2000 and for the month ended

January 31, 2001

F-16

Statements of cash flows for the years ended December 31, 1999 and 2000 and for the month ended January 31, 2001

F-17

Notes to financial statements

F-18

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of National Headhunters, Inc.:

We have audited the accompanying consolidated balance sheet of National Headhunters, Inc. as of June 30, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from February 1, 2001 (date operations commenced) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of National Headhunters, Inc. as of June 30, 2001, and the results of its operations and its cash flows for the period from February 1, 2001 (date operations commenced) to June 30, 2001 as restated, in conformity with accounting principles generally accepted in the United States of America.

As described in Note I to the consolidated financial statements, the accompanying financial statements have been restated.

As described in Note J to the consolidated financial statements, the Company is in the process of raising capital through the filing of a registration statement with the Securities and Exchange Commission.

/s/ PICKETT & CHANEY LLP

Lenexa, Kansas

September 25, 2001

NATIONAL HEADHUNTERS, INC.

CONSOLIDATED BALANCE SHEET

JUNE 30, 2001

(as restated)

ASSETS:

Cash and cash equivalents	$100
Accounts receivable (no allowance for doubtful accounts considered necessary)	27,700
Prepaid commissions	18,900
Note receivable-related party	200,000
Other current assets	1,666
--------
Total current assets	248,366

Fixed assets:
Furniture and fixtures	1,500
Equipment	2,525
--------
4,025
Less accumulated depreciation	476
--------
Fixed assets, net	3,549

Minority interest in consolidated subsidiary	877
Goodwill, net of accumulated amortization of $4,848	53,334
--------
Total assets	$306,126
========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Accounts payable	$ 2,647
Deferred revenue	58,300
Accrued interest	1,667
Related party payable	17,292
Notes payable-related parties	200,000
Acquisition obligations payable	29,478
-------------
Total current liabilities	309,384
Commitments (Note G)

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, $.001 par value; 3,000,000 shares
authorized,120,000 shares issued	120
Additional paid-in capital	560
Retained earnings (deficit)	(3,918)
Less: Treasury stock (20,000 shares held by subsidiary)	(20)
--------
Total stockholders' equity (deficit)	(3,258)
--------
Total liabilities and stockholders' equity (deficit)	$306,126
========

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

NATIONAL HEADHUNTERS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations

commenced) TO JUNE 30, 2001

(as restated)

Net service revenues	$ 57,100
Direct costs of services, consisting of payroll and payroll taxes for recruiters	26,795
-------
Gross margin	30,305
Selling, general and administrative expenses	9,966
Shared service expense (paid to related party)	17,985
Amortization expense	4,848
Depreciation expense	476
-------
Operating loss	(2,970)
Interest income (from related party)	1,667
Interest expense	(3,492)
Minority interest in consolidated subsidiary	877
-------
Income before income taxes	(3,918)
Income taxes	-
------
Net loss	$ (3,918)
======
Basic and diluted loss per share	$ (0.04)
======
Weighted average shares outstanding	100,000
======

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

NATIONAL HEADHUNTERS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations

commenced) TO JUNE 30, 2001

(as restated)

Total Stock-
Common Stock	Add’l	Retained	Trea-	holders'
			Paid-in	Earnings	sury	Equity
	Shares	Amount	Capital	(Deficit)	Stock	(Deficit)
	-------	------	-------	---------	------	---------
Balance, February 1, 2001	-	- $	- $	- $	- $	- $

Issuance of stock in formation	120,000	120	560	-	-	680

Treasury stock held by subsidiary (20,000 shares)	-	-	-	-	(20)	(20)

Net loss	-	-	-	(3,918)	-	(3,918)
	-------	------	-------	-------	------	-------
Balance, June 30, 2001	120,000	$120	$560	$(3,918)	$(20)	$(3,258)
	=======	======	=======	=======	=======	========

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

NATIONAL HEADHUNTERS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

THE PERIOD FROM FEBRUARY 1, 2001 (date operations

commenced) TO JUNE 30, 2001

(as restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (3,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,324
Minority interest	(877)
Changes in operating assets and liabilities (exclusive of effects of acquisition):
Accounts receivable	(18,025)
Prepaid commissions	(18,900)
Other current assets	(1,666)
Accounts payable	(11,968)
Deferred revenue	45,620
Accrued payroll costs	(800)
Other current liabilities	1,667
--------
Net cash and cash equivalents used in operating activities	(3,543)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	2,000
Note receivable-related party	(200,000)
-------
Net cash and cash equivalents used in investing activities	(198,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	660
Notes payable-related parties	200,000
Related party payable, net	17,292
Payments on acquisition obligations	(16,309)
--------
Net cash and cash equivalents provided by financing activities	201,643
--------
Net increase in cash and cash equivalents	100
Cash and cash equivalents at beginning of period	-
--------
Cash and cash equivalents at end of period	$ 100
========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$ 1,825
========
Income taxes	$ -
========

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

NATIONAL HEADHUNTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations

commenced) TO JUNE 30, 2001
(as restated)

NOTE A--NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.  National Headhunters, Inc. (the "Company" or "NHI"), was organized and commenced operations on February 1, 2001 as a Nevada corporation.  The Company was formed as a holding company to effect the acquisition of assets and the assumption of certain liabilities of Blair Consulting Group, Inc. (the "Acquisition") through the Company's 80%-owned subsidiary, Blair Consulting Group, LLC ("Blair").  The Acquisition was consummated on February 1, 2001. The Company has adopted a fiscal year end of December 31.

NATURE OF OPERATIONS.  The Company provides permanent placement in the fields of accounting and finance, information technology, administrative, office and general management areas. The Company operates primarily in the greater metropolitan Kansas City, Missouri area. However it can and does provide permanent placement services throughout the United States.

PRINCIPLES OF CONSOLIDATION.  The accompanying consolidated financial statements include the accounts of NHI and its 80%-owned subsidiary, Blair Consulting Group, LLC.  All material intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION.  Permanent placement staffing revenues are deferred until such time as the Company's refundable and/or replacement guarantee periods (typically 30 to 90 days) lapse.  The guarantee periods begin after the employment candidate accepts an offer of permanent employment and begins work.  The refundable guarantee provides customers a full cash refund should a placed employee voluntarily terminate their employment within 30 days of his or her start date.  The Company also offers a replacement guarantee on a limited basis to certain customers.  The replacement guarantee provides that a placed employee will be replaced free of charge if they voluntarily terminate employment for a specified period of time, typically 90 days from the start date.

CASH AND CASH EQUIVALENTS.  The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

INCOME TAXES.  The Company was formed as a C-Corporation for income tax reporting purposes. Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided, when, in the opinion of management, it is more likely than not that a portion or all of a deferred tax asset will not be realized.

USE OF ESTIMATES.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimates.

FURNITURE, FIXTURES AND EQUIPMENT.  Furniture, fixtures and equipment were primarily acquired through the Acquisition and are recorded at cost (fair value at date of acquisition).  Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

GOODWILL.  The Company has recorded goodwill resulting from its Acquisition of National Headhunters, Inc. on February 1, 2001.  Such goodwill represents the excess of consideration paid over the fair value of net assets acquired and is amortized using the straight-line method over a five-year period.

LONG-LIVED ASSETS.  The Company reviews its long-lived assets, including goodwill and furniture, fixtures and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets.  The Company has determined that as of June 30, 2001, there has been no impairment in the carrying value of long-lived assets.

DEFERRED REVENUE.  Deferred revenue consists of billings in excess of recognized revenue relating to permanent placements during the refundable and replacement guarantee periods that the Company provides.  Such revenue is recognized as income upon expiration of the applicable guarantee period.

ADVERTISING COSTS.  The Company expenses all advertising costs as incurred, which aggregated $1,418 for the period from February 1, 2001 (date operations commenced) to June 30, 2001.

BUSINESS SEGMENTS AND MAJOR CUSTOMERS.  The Company currently operates in one segment, the permanent placement business, based on the way management makes decisions, allocates resources and assesses performance.

Major customers in terms of significance to the Company's revenues (in excess of 10% of total revenues) for the period from February 1, 2001 (date operations commenced) to June 30, 2001, and accounts receivable at June 30, 2001 are as follows:

	Revenues	Accounts Receivable
	----------	-------------------
Customer A	$19,500	$ -
Customer B	18,000	-
Customer C	9,675	-
Customer D	9,300	-
Customer E		7,500
Customer F		9,000
Customer G		7,000
Customer H		4,200

BASIC AND DILUTED EARNINGS PER SHARE.  Basic earnings per share are computed using the weighted average number of common shares outstanding during the period.  Diluted earnings per share are computed using the weighted average number of common and, if dilutive, common equivalent shares outstanding during the period.  Common equivalent shares consist of the incremental common shares issuable upon exercise of stock options, warrants and similar instruments (using the treasury stock method). The shares held by Company's consolidated subsidiary are not considered to be outstanding for the earnings per share computations as they are treated as shares held in treasury in the accompanying Consolidated Balance Sheet.

CONCENTRATIONS OF CREDIT RISK.  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of notes receivable and notes payable.  At June 30, 2001, the Company's notes receivable and payable bear the same interest rate and maturity date and due to their short-term maturity their carrying value was considered the same as market value.

DERIVATIVE FINANCIAL INSTRUMENTS.  The Company held no derivative financial instruments during the period from February 1, 2001 (date operations commenced) to June 30, 2001.

NOTE B--ACQUISITION OF BLAIR CONSULTING GROUP, INC.

Pursuant to an Asset Purchase Agreement dated and effective February 1, 2001

NHI, through its 80%-owned subsidiary, Blair Consulting Group, LLC, purchased all tangible and intangible assets, and assumed certain liabilities of Blair Consulting Group, Inc. Total consideration paid was $61,203 based on the net liabilities assumed in the transaction.  Founded in 1996, Kansas City, Missouri-based Blair Consulting Group, Inc. specializes in recruiting and permanent placement of personnel.

The purchase price aggregated $61,203 (inclusive of negligible acquisition costs), which consisted of net liabilities assumed.  The acquisition has been recorded under the purchase method of accounting.  Accordingly, assets and liabilities were recorded at their fair values as of February 1, 2001, and operations of Blair Consulting Group, Inc. have been included in the Company's statement of operations commencing February 1, 2001.

A preliminary allocation of the fair value of the assets acquired and liabilities assumed is as follows:

Purchase price:
Accounts payable assumed	$ 14,615
Lease obligation assumed	6,872
Note payable obligation assumed	38,916
Payroll liabilities assumed	800
--------
Total purchase price	$ 61,203
========
Preliminary allocation of purchase price:
Fair value of tangible assets and liabilities:
Accounts receivable	$ 9,675
Fixed assets	4,025
Other assets-assets held for sale	2,000
Accounts payable	(14,615)
Deferred revenue	(12,680)
Payroll liabilities	(800)
Acquisition obligations assumed	(45,787)
-------

Intangible assets acquired	$ 58,182
========

The acquisition agreement provides for a reduction in the total amount of liabilities assumed if the acquired business does not generate minimum revenues ($65,000 for each six-month period) during the three-year period following the acquisition.  As of June 30, 2001, no reduction to the purchase price has occurred related to this provision.

The acquisition of Blair Consulting Group, Inc. occurred on February 1, 2001, which is the first day of operations presented herein.  The Company had no other operations; therefore, pro forma information would be the same as the reported operating results for the period from February 1, 2001 (date operations commenced) to June 30, 2001.

NOTE C--NOTE RECEIVABLE-RELATED PARTY

The Company has an unsecured note receivable in the amount of $200,000 from its 20% stockholder, E-Myth, LLC. The note bears interest at 10% with the entire principal and accrued interest balance due at maturity on January 1, 2002.

NOTE D--ACQUISITION OBLIGATIONS PAYABLE

Pursuant to the Acquisition (Note B) the Company agreed to reimburse the seller for payments made on the seller's remaining lease obligation and bank note payable.   The bank note payable bears interest at prime plus 3.00% (10.5% at June 30, 2001) and the total balance of obligations outstanding was $29,478 as of June 30, 2001.

NOTE E--NOTES PAYABLE-RELATED PARTIES

Notes payable consist of eight individual unsecured notes to stockholders or management of NHI, Blair or E-Myth, LLC, or their relatives with an aggregate principal balance of $200,000. The notes bear interest at 10% with the entire principal and accrued interest balance due at maturity on January 1, 2002.

NOTE F--INCOME TAX PROVISION

The income tax provision for the period from February 1, 2001 (date operations commenced) to June 30, 2001 consists of the following:

Tax Benefit (expense)

Current	$ -
Deferred	-
---------
Income tax provision	$ -
=========

The following table summarizes the significant differences between the Federal statutory tax rate and the Company's effective tax rate for financial reporting purposes:

Federal statutory tax rate	34.0%
State and local taxes net of Federal tax effect	3.0
Effect of graduated tax rates	(19.0)
Valuation allowance	(18.0%)
----------
Effective tax rate	-0%
==========

The tax effects of temporary differences primarily relate to net operating loss carryforwards, accelerated tax depreciation and differing amortization periods for goodwill for tax and book purposes, the net effects of which follow as of June 30, 2001:

Tax asset (liability)
--------------
Net operating loss carryforward	$200
Goodwill amortization	600
Fixed assets depreciation	(40)
Valuation allowance	(760)
--------
$ -
========

The company has generated net operating loss carryforwards of approximately $1,150, which expires in 2016.  A valuation allowance of $760 has been applied to offset the tax benefit related to the net operating loss carryforward and other net deferred tax assets as of June 30, 2001 because of doubt about their realization.

NOTE G--SHARED SERVICES AGREEMENT

The Company has entered into a shared services agreement with E-Myth, LLC, the minority interest holder in the Company's subsidiary, Blair Consulting Group, LLC.  E-Myth, LLC is to provide office space and administrative, cash management, accounts receivable, accounts payable, payroll and accounting services to Blair for a fixed fee of $2,750 per month plus 5.00% of accounts receivable collections.  In addition, the Company reimburses E-Myth, LLC for its proportionate share of occupancy costs (exclusive of office rent), which includes among other items, utilities, telephone, and maintenance expenditures.

During the period from February 1, 2001 (date operations commenced) to June 30, 2001, the Company recorded operating expenses aggregating $17,985 related to this agreement.  Related party payables totaled $17,292 as of June 30, 2001.

NOTE H--RELATED PARTY TRANSACTIONS

During the period from February 1, 2001 (date operations commenced) to June 30, 2001 the Company recorded the following related party transactions, reflected in the accompanying Consolidated Statement of Income:

Interest income on note receivable (Note C)	$ 1,666
========
Interest expense on notes payable (Note E)	$ 1,667
========
Selling, general and administrative expense (Note G)	$17,985
========

As of June 30, 2001 the Company had outstanding related party receivables (payables) as follows:

Note receivable (Note C)	$200,000
========
Notes payable (Note E)	$200,000
========
Related party payable (Note G)	$ 17,292
========

NOTE I--RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the issuance of the consolidated financial statements which were included in the filing with the SEC on Form SB-2 dated August 7, 2001, management has reviewed its accounting policy with respect to the replacement guarantee policy offered to certain customers on a limited basis.  As a result of this review, management has concluded that all placement revenue subject to a replacement guarantee should be deferred until such time as the guarantee period lapses.  Previously, the Company’s policy was to recognize the placement revenue subject to a replacement guarantee offset by an allowance for loss due to the replacement guarantee determined by historical experience.  The accompanying consolidated financial statements have been restated to reflect the deferral of all placement fees subject to the replacement policy until the expiration of the guarantee period and related effects.  A summary of the effects to previously issued consolidated financial statements is as follows:

BALANCE SHEET	June 30, 2001	June 30, 2001
	As previously
	reported	As restated

Prepaid commissions	$ -	$18,900
Goodwill, net	50,579	53,334
Deferred revenue	26,800	58,300
Minority interest in consolidated subsidiary	1,092	(877)
Income taxes payable	510	-
Retained earnings (deficit)	3,448	(3,918)

STATEMENT OF OPERATIONS	Period from February 1, 2001 (date
operations commenced) to June 30, 2001
	As previously
	reported	As restated

Net service revenues	$85,595	$57,100
Direct costs of services	45,695	26,795
Amortization expense	4,598	4,848
Minority interest in consolidated subsidiary	1,092	(877)
Income taxes	510	-
Net income (loss)	3,448	(3,918)
Basic and diluted earnings (loss) per share	$0.03	$(0.04)

NOTE J--SUBSEQUENT EVENT

The Company has filed a Registration Statement with the Securities and Exchange Commission on Form SB-2 whereby it is attempting to register 120,000 shares of common stock for sale to the public at an estimated price of $2.00 per share.  The intended use of proceeds is to retire outstanding notes payable to related parties in the amount of $200,000 and for general corporate purposes.  There can be no assurance that the SEC will declare the Registration Statement effective and that the Company will be successful in raising the estimated proceeds from the offering. The accompanying consolidated financial statements do not include any effects of this transaction.

Management’s plan is to utilize proceeds from collection of the note receivable from E-Myth, LLC (matures on January 1, 2002) should the offering not be completed or is only partially completed.  In that regard, management does not anticipate any difficulties in collection of the note receivable.

***************

INDEPENDENT AUDITORS' REPORT

To the Stockholder and the Board of Directors of Blair Consulting Group, Inc.:

We have audited the accompanying balance sheets of Blair Consulting Group, Inc. as of December 31, 2000 and January 31, 2001, and the related statements of operations, stockholder's equity (deficit) and cash flows for the years ended December 31, 2000 and 1999 and for the month ended January 31, 2001.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Blair Consulting Group, Inc. as of December 31, 2000 and January 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and for the month ended January 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As described in Note D to the financial statements, effective February 1, 2001 substantially all assets of the Company were acquired by and certain liabilities were assumed by E-Myth, LLC. The accompanying financial statements do not reflect any of the effects of this transaction.

/s/ PICKETT & CHANEY LLP

Lenexa, Kansas

September 25, 2001

BLAIR CONSULTING GROUP, INC.

BALANCE SHEETS

ASSETS:

	December 31, 2000	January 31, 2001

Cash and cash equivalents	$ 17,467	$ 5,861
Accounts receivable (no allowance for doubtful accounts considered necessary)	-	9,675
Prepaid expenses	-	3,800
	--------	--------
Total current assets	17,467	19,336
Fixed assets:
Furniture and fixtures	20,565	20,565
Equipment	8,189	8,189
Leasehold improvements	972	972
	--------	--------
	29,726	29,726
Less accumulated depreciation and amortization	19,652	20,353
	--------	--------
Fixed assets, net	10,074	9,373

Other assets	561	561
	--------	--------
Total assets	$ 28,102	$ 29,270
	========	========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT):

Accounts payable	$ 4,920	$ 10,926
Accrued payroll costs	8,490	4,489
Deferred revenues	-	12,680
Other current liabilities	4,699	4,353
	--------	--------
Total current liabilities	18,109	32,448
Line of credit	32,655	38,916

Commitments (Note C)

STOCKHOLDER'S EQUITY (DEFICIT):

Common stock, $0.01 par value; authorized 1,000 shares; issued and outstanding 100 shares	1	1
Additional paid-in capital	24,336	24,336
Accumulated deficit	(46,999)	(66,432)
	--------	--------
Total stockholder's equity (deficit)	(22,662)	(42,095)
	--------	--------
Total liabilities and stockholder's equity (deficit)	$ 28,102	$ 29,270
	========	========

The accompanying Notes to Financial Statements are an integral part of these financial statements.

BLAIR CONSULTING GROUP, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,	MONTH ENDED
------------------------------	JANUARY 31,
	1999	2000	2001
	-------------	---------------	------------
Net service revenues	$ 160,010	$ 312,677	$ -
Direct costs of services, consisting of payroll and payroll taxes for recruiters	133,301	215,744	-
	------------	--------------	-----------
Gross margin	26,709	96,933	-
Selling, general and administrative expenses	77,410	88,711	17,414
Depreciation and amortization expense	6,839	4,826	701
	------------	--------------	-----------
Operating income (loss)	(57,540)	3,396	(18,115)
Interest and dividend income	390	99	-
Interest expense	(537)	(3,269)	(326)
Other	(114)	480	8
	------------	--------------	-----------
Net income (loss)	$ (57,801)	$ 706	$ (18,433)
	=============	==============	===========

The accompanying Notes to Financial Statements are an integral part of these financial statements.

BLAIR CONSULTING GROUP, INC.

STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 1999 AND 2000

AND MONTH ENDED JANUARY 31, 2001

	Common Shares	Stock Amount	Additional paid-in capital	Retained earnings (deficit)	Total stockholder’s equity (deficit)
Balance, January 1, 1999	100	$1	$24,336	$ 24,200	$ 48,537

Distributions	-	-	-	(14,104)	(14,104)
Net loss	-	-	-	(57,801)	(57,801)
	------	------	----------	---------	----------------
Balance, December 31, 1999	100	1	24,336	(47,705)	(23,368)

Net income	-	-	-	706	706
	------	------	----------	--------	----------------
Balance, December 31, 2000	100	1	24,336	(46,999)	(22,662)

Distributions				(1,000)	(1,000)

Net loss				(18,433)	(18,433)
	------	------	----------	---------	----------------
Balance, January 31, 2001	100	$1	$24,336	$(66,432)	$(42,095)
	======	======	==========	=========	================

The accompanying Notes to Financial Statements are an integral part of these financial statements.

BLAIR CONSULTING GROUP, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, ---------------------------	Month ended January 31,
1999	2000	2001
-------------	-----------	-------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)
$(57,801)
$706
$(18,433)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6,839	4,826	701
(Gain) loss on marketable securities	453	(163)	-
Changes in operating assets and liabilities:
Accounts receivable	15,690	22,860	(9,675)
Other current assets	(9,200)	9,200	(3,800)
Accounts payable	6,087	(9,466)	6,006
Deferred revenue	11,710	(37,660)	12,680
Accrued payroll costs	(19,178)	(7,363)	(4,001)
Other current liabilities	2,569	1,652	(346)
	--------	---------	--------
Net cash and cash equivalents used in operating activities	(42,831)	(15,408)	(16,868)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	-	5,103	-
Purchases of furniture and equipment	(199)	(1,761)	-
	-------	---------	--------
Net cash and cash equivalents provided by (used in) investing activities	(199)	3,342	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line-of-credit	17,723	14,932	6,261
Distributions of capital	(14,104)	-	(1,000)
	--------	---------	--------
Net cash and cash equivalents provided by financing activities	3,619	14,932	5,261
	--------	---------	--------
Net increase (decrease) in cash and cash equivalents	(39,411)	2,866	(11,606)
Cash and cash equivalents at beginning of year	54,012	14,601	17,467
	--------	---------	--------
Cash and cash equivalents at end of year	$14,601	$17,467	$5,861
	========	=========	========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$352 ========	$3,108 =========	$ 358 ========
Income taxes	$- ========	$- =========	$- ========

The accompanying Notes to Financial Statements are an integral part of these financial statements.

BLAIR CONSULTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 2000
AND MONTH ENDED JANUARY 31, 2001

NOTE A--NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.  Blair Consulting Group, Inc. (the "Company" or "Blair"), was organized on December 26, 1996 as a Missouri corporation.  Effective January 1, 1998, Blair elected to be treated as an S-Corporation for income tax reporting purposes.  All undistributed earnings as of the date of the S-Corporation election was classified as additional paid-in capital in the Company's financial statements.

NATURE OF OPERATIONS.  Blair provides permanent placement and recruiting services in the fields of accounting and finance, information technology, administrative, office and general management areas. The Company operates primarily in the greater metropolitan Kansas City, Missouri area. However, it can and does provide recruiting services throughout the United States.

REVENUE RECOGNITION.  Permanent placement staffing revenues are deferred until such time as the Company's refundable and/or replacement guarantee periods (typically 30 to 90 days) lapse.  The guarantee periods begin after an employment candidate accepts an offer of permanent employment and begins work.  The refundable guarantee provides customers a full cash refund should a placed employee voluntarily terminate their employment within 30 days of his or her start date.  The Company also offers a replacement guarantee on a limited basis to certain customers.  The replacement guarantee provides that a placed employee will be replaced free of charge if they voluntarily terminate employment for a specified period of time, typically within 90 days from start date.

CASH AND CASH EQUIVALENTS.  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES.  The Company's marketable securities are mutual funds, which are classified as trading and are reported at fair value. Unrealized gains and losses are recorded in the statement of operations.

INCOME TAXES.  The Company has elected to be treated as an S-Corporation for Federal and State income tax reporting purposes.  Accordingly, no provision for income taxes has been recorded in the accompanying financial statements, as the Company's shareholders are generally personally responsible for reporting the taxable income or loss of the Company.

USE OF ESTIMATES.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimates.

FURNITURE, FIXTURES AND EQUIPMENT.  Furniture, fixtures and equipment are recorded at cost.  Depreciation expense is computed using accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the life of the related asset or the life of the lease.

LONG-LIVED ASSETS.  The Company reviews its long-lived assets, including furniture, fixtures and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, and has concluded no financial statement adjustment is required.

DEFERRED REVENUE.  Deferred revenue consists of billings in excess of recognized revenue relating to permanent placements during the refundable and replacement guarantee periods that the Company provides.  Such revenue is recognized as income upon expiration of the applicable guarantee period.

ADVERTISING COSTS.  The Company expenses all advertising costs as incurred which approximated $10,500 and $14,000 for the years ended December 31, 1999 and 2000, respectively and $516 for the month ended January 31, 2001.

CONCENTRATIONS OF CREDIT RISK.  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and marketable securities.  At December 31, 2000 and January 31, 2001, the Company's cash investments are held at primarily one financial institution.  In addition, the Company's marketable securities were sold during the year ended December 31, 2000.  At December 31, 1999 such securities were stated at fair value based on quoted market prices.

RECENT ACCOUNTING PRONOUNCEMENTS.  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting requirements for derivative financial instruments and hedging activities.  SFAS No. 133, as amended by SFAS Nos. 137 and 138 is effective for fiscal years beginning after June 15, 2000. As of December 31, 2000 and January 31, 2001 the Company held no derivative instruments.  As a result, adoption of this pronouncement had no impact on the Company's financial position, results from operations and cash flows.

NOTE B--LINE-OF-CREDIT (REVOLVING CREDIT)

The Company has a credit facility, which provides a revolving line of credit of up to $40,000, which is available to fund the Company's general business and working capital needs.  The facility bears variable interest of Prime plus 3% (12.5% at December 31, 2000 and January 31, 2001) and has no stated maturity date.

The Company had outstanding borrowings on the line of credit aggregating $32,655 as of December 31, 2000 and $38,916 as of January 31, 2001.  Minimum monthly payments are generally equal to accrued interest. The outstanding balance has been classified as long-term in the accompanying balance sheet.  The credit facility is personally guaranteed by the Company's owner and president.

NOTE C--COMMITMENTS

Rental expense, primarily for office premises and equipment, approximated $25,000 for each of the years ended December 31, 1999 and 2000 and $2,068 for the month ended January 31, 2001.  The approximate minimum rental commitments for 2001 and thereafter under non-cancelable operating leases in effect at December 31, 2000 and January 31, 2001, were as follows:

2001	$26,000
2002	$26,000
2003	$19,000
2004	$ -
2005	$ -
Thereafter	$ -

NOTE D--SUBSEQUENT EVENT

On February 1, 2001, the Company consummated an agreement to sell substantially all assets of the Company to E-Myth, LLC for consideration comprised of the assumption of liabilities approximating $61,000. The agreement provides for adjustments to the consideration paid based on future revenues generated by the business. The accompanying financial statements do not include any effects of this transaction.

******************************

------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN ORMADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES INWHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATEANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

---------------------------

120,000 shares

NATIONAL HEADHUNTERS, INC.

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5 of Chapter 208 of the Laws of 1997 of the State of Nevada permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article III of the Registrant's Bylaws contain a provision that indemnifies directors for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud.  This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following represents the Registrant's estimate of expenses in connection with the issuance and distribution of the securities being registered hereunder.  Except for the SEC registration fee, all amounts are estimates.

ESTIMATED
TYPE OF EXPENSE	AMOUNT
-----------------------------------------------------	-----------
Securities and Exchange Commission Registration Fee	$ 60
Transfer Agent Fees and Expenses	1,000
Legal Fees and Expenses	500
Accounting Fees and Expenses	6,050
Printing and Engraving Expenses	1,500
Miscellaneous	890
-----------
Total	$ 10,000
============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

In reliance upon Section 4(2) of the Securities Act of 1933 (the "Securities Act"), the Company accepted subscription agreements, dated as of February 1, 2001, from SMR Investment Fund, LLC for the acquisition of 60,000 shares for total cash consideration of $640 and P&S Investment Management, Inc. for the acquisition of 40,000 shares for total cash consideration of $40. There were no underwriting discounts or commissions paid with respect to these sales.

Both of these share transactions were completed in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as each offeree was determined to be an accredited investor. There were no offerees other than the foregoing investors. Each of the offerees described above in these transactions were given complete and unfettered access to the Company's books and records. The Company further determined that each offeree was accredited and therefore had knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the investment.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
--------------	-----------------------------------------------------------
2.01*	Acquisition Agreement dated as of February 1, 2001, by and
between the Blair Consulting Group, Inc. and E-Myth, LLC

3.01*	Articles of Incorporation of Company

3.02*	Amendment to Articles of Incorporation of Company

3.03*	Bylaws of Company

3.04*	Amendment to Articles of Incorporation

4.01*	Form of Common Stock Certificate

4.02*	Form of subscription agreement

5.01	Form of Opinion re legality

10.01*	Shared Services Agreement, dated as of February 1, 2001,
by and between the Company and E-Myth, LLC

10.02*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Re-Lock Properties, LLC

10.03*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Scot Renkemeyer

10.04*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Linda Manley

10.05*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Kevin Tubbesing

10.06*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Robert Daniel

10.07*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and John Snellings

10.08*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Lee Daniel

10.09*	Promissory Note Payable Agreement, dated June 1, 2001,
by and between the Company and Michael Blair

10.10*	Promissory Note Receivable Agreement, dated June 1, 2001,
by and between the Company and E-Myth, LLC

21.01*	Subsidiaries of the Company

23.01	Consent of the Law Office of Mark A. Reiter, LLC (included
in Exhibit 5.01)

23.02	Consent of Pickett & Chaney LLP

27.01*	Financial Data Schedule

------------------------

*    Previously filed with the Securities and Exchange Commission

ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  a. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  b. To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment No. 2 to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the City of Lenexa, State of Kansas, on November 9, 2001.

NATIONAL HEADHUNTERS, INC.

By:           /s/ CARY DANIEL

-----------------------------

Cary Daniel, President

(PRINCIPAL EXECUTIVE OFFICER)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
------------------------	----------------------	----------------
President and Chairman
/s/ CARY DANIEL	Of the Board
------------------------	(Principal Executive	November 9, 2001
Cary Daniel	Officer)

/s/ JAMES WINDMILLER	Chief Financial Officer,
------------------------	Director and Secretary	November 9, 2001
James Windmiller	(Principal Financial
Officer)

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
------------	---------------------------------------------------------------
2.01*	Acquisition Agreement dated as of February 1, 2001, by and
between the Blair Consulting Group, Inc. and E-Myth, LLC

3.01*	Articles of Incorporation of Company

3.02*	Amendment to Articles of Incorporation of Company

3.03*	Bylaws of Company

3.04*	Certificate of Amendment to Articles of Incorporation of Company

4.01*	Form of Common Stock Certificate

4.02*	Form of subscription agreement

5.01	Form of Opinion re legality

10.01*	Shared Services Agreement, dated as of February 1, 2001, by
and between the Company and E-Myth, LLC

10.02*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Re-Lock Properties, LLC

10.03*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Scot Renkemeyer

10.04*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Linda Manley

10.05*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Kevin Tubbesing

10.06*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Robert Daniel

10.07*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and John Snellings

10.08*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Lee Daniel

10.09*	Promissory Note Payable Agreement, dated June 1, 2001, by
and between the Company and Michael Blair

10.10*	Promissory Note Receivable Agreement, dated June 1, 2001,
by and between the Company and E-Myth, LLC

21.01*	Subsidiaries of the Company

23.01	Consent of the Law Office of Mark A. Reiter, LLC
(included in Exhibit 5.01)

23.02	Consent of Pickett & Chaney LLP

27.01*	Financial Data Schedule

------------------

* Previously filed with the Securities and Exchange Commission.

EXHIBIT 5.01

OPINION OF THE LAW OFFICE OF MARK A. REITER, LLC

[LETTERHEAD OF THE LAW OFFICE OF MARK A. REITER, LLC]

October 22, 2001

Board of Directors of

National Headhunters, Inc.

8614 Quivira

Lenexa, Kansas 66215

Ladies and Gentlemen:

My office has acted as counsel to National Headhunters, Inc. a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of the issuance of one hundred and twenty thousand (120,000) shares of the Company's common stock, $.001 par value per share (the "Common Stock").

This opinion is delivered to you in accordance with the requirements of Item 601(b)(5)of Regulation SB under the 1933 Act in connection with the Registration Statement on Form SB-2 including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

In rendering the opinions set forth herein, I have relied upon the Subscription Agreement, the statements of the Board of Directors of the Company relating to the issuance of the Common Stock, and such records, agreements, instruments and other documents as I have deemed relevant and necessary in connection with the opinions expressed herein.  I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or to verify the adequacy or accuracy of same.

In such review and examination, I have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to my office as originals, the legal capacity of natural persons and the conformity with original documents submitted to this office as copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon statements or certificates of officers or representatives of the Company.

Based upon the foregoing, I am of the opinion that once the Board of Directors and the stockholders of the Company have taken all necessary corporate action to approve and authorize the issuance of the Common Stock, and upon payment and delivery in accordance with the applicable subscription agreement approved by the Board of Directors, all shares of Common Stock will be legally issued, fully paid and non-assessable.

Furthermore, the opinion expressed herein is based upon a review of Nevada General Corporation Law, which includes, but is not limited to, relevant provisions in the Nevada Constitution, relevant statutory provisions and relevant reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this office under the caption "Interests of Named Experts and Counsel" in the Prospectus which is part of the Registration Statement.  In giving such consent, I do not thereby admit that this office is in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Mark A. Reiter

LAW OFFICE OF MARK A. REITER, LLC

EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-66994 of National Headhunters, Inc. on Form SB-2 of our report dated September 25, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated financial statements and an emphasis paragraph relating to the raising of capital) on the consolidated financial statements of National Headhunters, Inc. appearing in the Prospectus, which is part of this Registration Statement, and we also consent to the reference to us under the heading “Interests of Named Experts and Counsel”.

We also consent to the use in this Amendment No. 2 to Registration Statement No. 333-66994 of National Headhunters, Inc. on Form SB-2 of our report dated September 25, 2001 (which report expresses an unqualified opinion and includes an emphasis paragraph relating to the acquisition of Blair Consulting Group, Inc.) on the financial statements of Blair Consulting Group, Inc. appearing in the Prospectus, which is part of this Registration Statement.

/s/ PICKETT & CHANEY LLP

Lenexa, Kansas

November 9, 2001